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                                                                       EXHIBIT 5

                 [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

                                                               February 12, 1997

Cardinal Health, Inc.
5555 Glendon Court
Dublin, Ohio 43016

     RE: REGISTRATION STATEMENT ON FORM S-4 OF CARDINAL HEALTH, INC.

Ladies and Gentlemen:

     We are acting as special counsel to Cardinal Health, Inc., an Ohio corporation ("Cardinal"), in connection with the above-captioned Registration Statement filed by Cardinal with the Securities and Exchange Commission (the "Registration Statement") with respect to up to 9,276,989 common shares, without par value ("Cardinal Common Shares"), of Cardinal (plus such indeterminate number of additional Cardinal Common Shares issuable upon adjustment of the share exchange ratio in the event Cardinal exercises an Adjustment Election as provided in the Agreement and Plan of Merger, dated as of November 27, 1996, by and among Cardinal, Owl Merger Corp., a Texas corporation and a wholly owned subsidiary of Cardinal ("Subcorp"), and Owen Healthcare, Inc., a Texas corporation ("Owen")) proposed to be issued in connection with the merger (the "Merger") of Subcorp with and into Owen, as described in the Proxy Statement/Prospectus that is a part of the Registration Statement (the "Proxy Statement/Prospectus").

     In connection with this opinion, we have reviewed the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of Cardinal and Subcorp, and other instruments, including an opinion of Ohio counsel, and such matters of law and fact as we have deemed necessary to render the opinion contained herein.

     Based upon and subject to the foregoing, we are of the opinion that the Cardinal Common Shares being registered under the Registration Statement, when issued pursuant to the Merger following approval of the Agreement and Plan of Merger, dated as of November 27, 1996, by and among Cardinal, Subcorp and Owen, by the requisite votes of the shareholders of Owen, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "LEGAL MATTERS" in the Proxy Statement/Prospectus contained therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                      Very truly yours,

                                      /s/ WACHTELL, LIPTON, ROSEN & KATZ